UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
MARCH 12, 2002
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 9. Regulation FD Disclosure.

   Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced that Bradford T. Smith, executive vice president of public affairs, is scheduled to speak at the SG Cowen Annual Healthcare Conference in Boston on Wednesday, March 13 at 1:15 p.m. Eastern Time.

At the conference, Mr. Smith will reiterate Company guidance for 2002, as filed in an 8-K on February 13. Mr.Smith will state, "For 2002, we expect revenue growth of 12 percent compared to 2001, EBITDA margins of approximately 23 percent of sales and EPS growth of approximately 33 percent compared to 2001, before applying the new accounting rules regarding goodwill effective January 1, 2002. After applying the new accounting rules, we expect the non-amortization of goodwill to have an impact of approximately $26 million in 2002, resulting in an increase to EPS of approximately $0.36."

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary



Date:March 12, 2002